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                                                                   EXHIBIT 23(1)

                        CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of First Security Corporation on Form S-4 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 27, 1998